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                                                                    EXHIBIT 22.1

                         Subsidiaries of the Registrant

                                                                      Jurisdiction of
Name of Subsidiary                                                    Incorporation or Organization
------------------                                                    -----------------------------
Pacific Thrift and Loan Company                                       a California corporation

Consolidated Reconveyance Company                                     a California limited partnership

Lenders Posting and Publishing Company                                a California limited partnership

Consolidated Reconveyance                                             a Washington corporation
Corporation

Summit Mortgage Company                                               a California limited partnership
(inactive)

Apex Loan Company                                                     a California limited partnership
(inactive)